November 21, 2004

To:   Chuck Newman, Dave Weaver and Joe Keats
From  Myron Landin
Re:   Consulting Services

As discussed, I agree payment for my services related to the SB-2 will be as follows:

Unbilled time - $21,175 through the filing of the SB-2 payable $6,175 in cash. Balance of $15,000 in common shares of Sonoma at $.096 per share, or 156,250 shares to be issued now.

I understand that these shares will be restricted, but will be included in the current SB-2, with 10% or 15,625 shares to be registered.

/s/ Myron W. Landin

MYRON W. LANDIN

AGREED AND ACCEPTED


___________________
CHUCK NEWMAN
PRESIDENT, SONOMA COLLEGE